Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Atlantic Tele-Network, Inc.
Wednesday, April 26, 2006		Michael T. Prior, Chief Executive Officer
978-745-8106, Ext. 401
Lougee Consulting Group
Bob Lougee (Media)
508-435-6117

Justin Benincasa Named CFO at Atlantic Tele-Network

SALEM, MA (April 26, 2006) — Atlantic Tele-Network, Inc. (“ATN”) (AMEX:ANK) today announced the appointment of Justin D. Benincasa as Chief Financial Officer and Treasurer. He will report to Michael T. Prior, President and Chief Executive Officer.

Mr. Benincasa, who will join ATN prior to its Annual Meeting of Stockholders on May 17, 2006, has been a principal and senior financial executive at Windover Development, LLC since 2004. From 1998 to 2004 he was Executive Vice President of Finance and Administration at American Tower Corp., a leading wireless and broadcast communications infrastructure company, where he managed finance and accounting, treasury, IT, tax, lease administration and property management. Prior to that, he was Vice President and Corporate Controller at American Radio Systems Corp. and held senior accounting and finance positions at American Cablesystems Corp.

“We are delighted to welcome Justin to the ATN management team,” said Michael Prior. “He brings a well-rounded background managing the accounting and finance functions for high-profile public companies, as well as a proven ability to meet external reporting requirements. He thrived in a very fast-paced, demanding environment and developed strong transactional skills in helping to finance, close and integrate the many assets and businesses acquired by American Tower over the years. His considerable business, financial and accounting experience should greatly support ATN’s business mission going forward.”

A native of North Andover, Massachusetts, Mr. Benincasa holds a Bachelor of Science degree in Business Administration from the University of Massachusetts and a Master of Business Administration degree from Bentley College.

About Atlantic Tele-Network

Atlantic Tele-Network, Inc. (AMEX:ANK) is a telecommunications company with corporate offices in Salem, Massachusetts and St. Thomas, U.S. Virgin Islands. Its principal subsidiaries include: Guyana Telephone and Telegraph Company, Limited, which is the national telephone service provider in the Cooperative Republic of Guyana for all local, long-distance and international service, as well as the largest cellular service provider; Commnet Wireless, LLC, which provides voice and data wireless roaming services for U.S. and International carriers in rural areas throughout the United States; SoVerNet, Inc., which provides wireline voice and data services to businesses and homes across Vermont; and Choice Communications, LLC, which provides wireless television and wireless broadband services, as well as dial-up internet services in the United States Virgin Islands. ATN also owns 44% of Bermuda Digital Communications Ltd., which, under the Cellular One name, is the largest provider of cellular voice and data services in Bermuda.

Safe Harbor Statement under the Private Securities Litigation Reform Act: This news release contains forward-looking statements relating to, among other matters, the expected contribution of ATN’s new chief financial officer to its future operating performance. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from these statements as a result of many factors, including matters discussed in the Company’s Form 10-K annual report for the year ended December 31, 2005, which is on file with the Securities and Exchange Commission, as well as major competitive developments, developments arising in connection with the integration of acquired companies, material changes in the communications industry or regulation or changes in communications technology. ATN undertakes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements.